EXHIBIT 21
Subsidiaries of the Registrant
The following are subsidiaries of ML & Co. as of December 30, 2005 and the states or jurisdictions in which they are organized. Indentation indicates the principal parent of each subsidiary. Except as otherwise specified, in each case ML & Co. owns, directly or indirectly, at least 99% of the voting securities of each subsidiary. The names of particular subsidiaries have been omitted because, considered in the aggregate as a single subsidiary, they would not constitute, as of the end of the year covered by this report, a “significant subsidiary” as that term is defined in Rule 1.02(w) of Regulation S-X under the Securities Exchange Act of 1934.

Name	State or Jurisdiction of Entity

Merrill Lynch & Co., Inc.	Delaware
Merrill Lynch, Pierce, Fenner & Smith Incorporated[1]	Delaware
Merrill Lynch Life Agency Inc.[2]	Washington
Merrill Lynch Professional Clearing Corp.[3]	Delaware
Merrill Lynch Singapore Commodities Pte. Ltd.	Singapore
The Advest Group, Inc.	Delaware
Advest, Inc.	Delaware
Advest Insurance Agency, Inc.	Massachusetts
Balanced Capital Services, Inc.	Connecticut
Vercoe Insurance Agency, Inc.	Ohio
Merrill Lynch Capital Services, Inc.	Delaware
Merrill Lynch Commodities, Inc.	Delaware
Merrill Lynch Commodities (Europe) Holdings Limited[4]	England
Merrill Lynch Commodities (Europe) Limited	England
Merrill Lynch Commodities (Europe) Trading Limited	England
Merrill Lynch Commodities GmbH	Germany
Merrill Lynch Government Securities, Inc.	Delaware
Merrill Lynch Money Markets Inc.	Delaware
Merrill Lynch Group, Inc.	Delaware
Investor Protection Insurance Company	Vermont
Merrill Lynch Credit Reinsurance Limited	Bermuda
FAM Distributors, Inc.	Delaware
Merrill Lynch Investment Holdings (Mauritius) Limited[5]	Mauritius
Merrill Lynch (Mauritius) Investments Limited	Mauritius
ML Invest Holdings Limited[6]	England
Merrill Lynch Investment Managers Group Limited[7]	England
Mercury Carry Company Ltd. (Isle of Man)	Isle of Man
Merrill Lynch Pensions Limited	England
Merrill Lynch Investment Managers Holdings Limited[8]	England
Merrill Lynch Fund Managers Limited	England

[1]	Also conducts business under the name “Merrill Lynch & Co.,”

[2]	Similarly named affiliates and subsidiaries that engage in the sale of insurance and annuity products are incorporated in various other jurisdictions.

[3]	The preferred stock of the corporation is owned by an unaffiliated group of investors.

[4]	Held through several intermediate holding companies.

[5]	Merrill Lynch Group, Inc. and Merrill Lynch International Incorporated each hold fifty percent of this entity.

[6]	Held through several intermediate holding companies.

[7]	Held through several intermediate holding companies.

[8]	Held through several intermediate holding companies.

Merrill Lynch Investment Managers Limited[9]	England
Merrill Lynch Investment Managers Società di Gestione del Risparmio S.p.A.	Italy
Merrill Lynch Investment Managers International Limited[10]	England
Merrill Lynch Investment Managers (Finance) Limited	England
Merrill Lynch Investment Managers Holdings B.V.[11]	Netherlands
Merrill Lynch Investment Managers (Netherlands) B.V	Netherlands
Merrill Lynch Investment Managers (Channel Islands) Limited	England
Merrill Lynch Investment Managers (Dublin) Limited	Ireland
Merrill Lynch Investment Managers (Luxembourg) S.A.	Luxembourg
Merrill Lynch Investment Managers Limited (Australia)	Australia
Merrill Lynch Investment Managers (Isle of Man) Holdings Limited	Isle of Man
Merrill Lynch Fund Managers (Isle of Man) Limited	Isle of Man
Merrill Lynch Insurance PCC Limited	Isle of Man
Princeton Services, Inc.	Delaware
Fund Asset Management, L.P.[12]	Delaware
IQ Investment Advisors LLC	Delaware
Princeton Administrators, L.P.[12]	Delaware
Merrill Lynch Investment Managers, L.P.[12]	Delaware
Merrill Lynch Investment Managers Co., Ltd.	Japan
Merrill Lynch Investment Managers, LLC	Delaware
Merrill Lynch Alternative Investments LLC	Delaware
Merrill Lynch Bank & Trust Co.	New Jersey
Financial Data Services, Inc.	Florida
ML Mortgage Holdings Inc.	Delaware
Merrill Lynch Insurance Group, Inc.	Delaware
Merrill Lynch Life Insurance Company	Arkansas
ML Life Insurance Company of New York	New York
Roszel Advisors, LLC	Delaware
Merrill Lynch International Finance Corporation	New York
Merrill Lynch Group Holdings Limited	Ireland
Merrill Lynch Capital Markets Bank Limited	Ireland
Merrill Lynch International Bank Limited[13]	England
Mortgages 1 Limited	England
Majestic Acquisitions Limited	England
Mortgage Holdings Limited	England
Mortgages PLC	England
Merrill Lynch Bank (Suisse) S.A.	Switzerland
MLBS Fund Management S.A.	Switzerland
Merrill Lynch Diversified Investments, LLC	Delaware
Merrill Lynch Credit Products, LLC	Delaware
Merrill Lynch Mortgage Capital Inc.	Delaware
Merrill Lynch Mortgage Lending, Inc.	Delaware
Wilshire Credit Corporation	Delaware
Merrill Lynch Trust Company, FSB	Federal
MLDP Holdings, Inc.	Delaware
Merrill Lynch Derivatives Products AG	Switzerland
ML IBK Positions, Inc.	Delaware
Merrill Lynch PCG, Inc.	Delaware
Merrill Lynch Capital Corporation	Delaware

[9]	Held through several intermediate holding companies.

[10]	Held through several intermediate holding companies.

[11]	Held through several intermediate holding companies.

[12]	Princeton Services, Inc. is the general partner and ML & Co. is the limited partner of these partnerships.

[13]	Held through several intermediate holding companies.

ML Leasing Equipment Corp.[14]	Delaware
Merrill Lynch Canada Holdings Company	Nova Scotia
Merrill Lynch Canada Finance Company[15]	Nova Scotia
Merrill Lynch & Co., Canada Ltd.[16]	Ontario
Merrill Lynch Financial Assets Inc.	Canada
Merrill Lynch Canada Inc.[17]	Canada
Merrill Lynch Bank USA	Utah
MLBUSA Funding Corporation	Delaware
Merrill Lynch Business Financial Services Inc.[18]	Delaware
Merrill Lynch Credit Corporation	Delaware
Merrill Lynch NJ Investment Corporation	New Jersey
Merrill Lynch Utah Investment Corporation	Utah
Merrill Lynch Community Development Company, LLC	New Jersey
Merrill Lynch Commercial Finance Corp.	Delaware
Merrill Lynch Private Finance Inc.	Delaware
Merrill Lynch International Incorporated	Delaware
Merrill Lynch Futures Asia Limited	Taiwan
Merrill Lynch Futures (Hong Kong) Limited	Hong Kong
Merrill Lynch Taiwan Limited	Taiwan
Merrill Lynch International Bank	Federal
Merrill Lynch Reinsurance Solutions LTD	Bermuda
Merrill Lynch (Australasia) Pty Limited	New South Wales, Australia
Merrill Lynch Finance (Australia) Pty Limited	Victoria, Australia
Merrill Lynch Markets (Australia) Pty Limited	New South Wales, Australia
Equity Margins Ltd.	Victoria, Australia
Merrill Lynch (Australia) Pty. Ltd.	New South Wales, Australia
Merrill Lynch Equities (Australia) Limited	Victoria, Australia
Merrill Lynch Private (Australia) Limited	New South Wales, Australia
Berndale Securities Limited	Victoria, Australia
Merrill Lynch (Australia) Nominees Pty Limited	New South Wales, Australia
Merrill Lynch International (Australia) Limited	New South Wales, Australia
Merrill Lynch (Australia) Futures Limited	New South Wales, Australia
Merrill Lynch Japan Securities Co., Ltd.	Japan
Merrill Lynch Japan Finance Co., Ltd.	Japan
Merrill Lynch International Holdings Inc.	Delaware
Merrill Lynch France S.A.S	France
Merrill Lynch Capital Markets (France) S.A.S.	France
Merrill Lynch, Pierce, Fenner & Smith SAS	France
Merrill Lynch Mexico, S.A. de C.V., Casa de Bolsa	Mexico

[14]	This corporation has 26 direct or indirect subsidiaries operating in the United States and serving as either general partners or associate general partners of limited partnerships.

[15]	Held through several intermediate holding companies.

[16]	Held through several intermediate holding companies.

[17]	Held through several intermediate holding companies.

[18]	Also conducts business under the name “Merrill Lynch Capital.”

PT Merrill Lynch Indonesia[19]	Indonesia
Merrill Lynch (Asia Pacific) Limited	Hong Kong
Merrill Lynch Far East Limited	Hong Kong
Merrill Lynch Bank and Trust Company (Cayman) Limited	Cayman Islands, British West Indies
Institucion Financiera Externa Merrill Lynch Bank (Uruguay) S.A.	Uruguay
Merrill Lynch Española Agencia de Valores S.A.	Spain
Merrill Lynch Capital Markets AG20	Switzerland
Merrill Lynch Europe PLC[21]	England
Merrill Lynch Administration Services (Luxembourg) S.à r.l.	Luxembourg
Merrill Lynch Asset Management U.K. Limited	England
Merrill Lynch Global Asset Management Limited	England
Merrill Lynch, Pierce, Fenner & Smith Limited	England
ML UK Capital Holdings[22]	England
Merrill Lynch International[23]	England
Merrill Lynch Europe Intermediate Holdings	England
Merrill Lynch Capital Markets España S.A., S.V.	Spain
Merrill Lynch (Singapore) Pte. Ltd.[24]	Singapore
Merrill Lynch South Africa (Pty) Ltd.[25]	South Africa
Merrill Lynch Argentina S.A.	Argentina
Merrill Lynch Pierce Fenner & Smith de Argentina S.A.F.M. y de M26	Argentina
Banco Merrill Lynch de Investimentos S.A.	Brazil
Merrill Lynch S.A. Corretora de Títulos e Valores Mobiliàrios	Brazil
Merrill Lynch S.A.	Luxembourg
Merrill Lynch Europe Ltd.	Cayman Islands, British West Indies
Herzog, Heine, Geduld, LLC	Delaware
Merrill Lynch Financial Markets Inc.	Delaware
The Princeton Retirement Group, Inc.	Delaware
GPC Securities, Inc.	Georgia

[19]	Merrill Lynch International Holdings Inc. has an 80% stake in this entity through a joint venture.

[20]	Also conducts business under the names “Merrill Lynch Capital Markets S.A.” and “Merrill Lynch Capital Markets Ltd.”

[21]	Held through several intermediate holding companies.

[22]	Held through several intermediate holding companies.

[23]	Partially owned by another indirect subsidiary of ML & Co.

[24]	Held through intermediate subsidiaries.

[25]	Held through intermediate subsidiaries.

[26]	Partially owned by another direct subsidiary of ML & Co.